Exhibit 99.1

Hornbeck Offshore Announces Third Quarter 2026 Results

Key Operational and Financial Highlights

•	Announced five-year integrated services agreements with Shell in the U.S. Gulf of America, commencing in 2027

•	Awarded a two-year decommissioning contract for integrated well intervention services in the North Sea, commencing in 2Q2027

•	Committed to acquire eight new work-class ROV systems, with deliveries beginning in the second quarter of 2027

•	Implemented $20 million of annualized cost savings to date

•	Revenue of $293 million and Adjusted EBITDA of $106 million, resulting in an Adjusted EBITDA margin of 36%

•	Adjusted Free Cash Flow of $59 million and Adjusted Free Cash Flow conversion of 56%

•	Provided Adjusted EBITDA guidance of $90 to 100 million for fourth quarter 2026 and $500 to 550 million for full year 2027

HOUSTON and COVINGTON, La. – November 4, 2026 – Hornbeck Offshore Services, Inc. (“Hornbeck” or “the Company”) (NYSE: HOS), a premier integrated offshore services company, today announced results for the third quarter ended September 30, 2026.

Todd M. Hornbeck, Hornbeck’s President and CEO, commented, “The completion of our combination with Helix marks an important milestone for Hornbeck and creates a differentiated offshore services company with capabilities spanning marine transportation, subsea services and well intervention. By bringing together complementary assets, technical expertise and customer relationships, we believe we can address a broader scope of our customers’ offshore needs, improve utilization across our assets and capture a greater share of the value created on complex offshore projects. The recently announced integrated services agreements with Shell demonstrate the revenue synergy opportunities by bringing together Hornbeck’s marine platform with Helix’s subsea and well intervention capabilities. Our priorities remain to operate safely, maintain asset reliability, capture revenue and cost synergies from the combination and maintain disciplined capital allocation. With a broader geographic footprint, differentiated capabilities and meaningful financial flexibility, we believe Hornbeck is well positioned to generate attractive returns across offshore cycles.”

Third Quarter 2026 Financial Summary

The Company’s third quarter financial results include three months of legacy Hornbeck operations and one month of legacy Helix operations following the closing of the merger on September 1, 2026. Accordingly, historical comparisons are significantly affected by the timing of the transaction and are not indicative of the expected quarterly run-rate of the combined company.

	Three Months Ended
(in thousands, except for % and per share data)	September 30, 2026	June 30, 2026	September 30, 2025
Total revenue	$293,341	$183,255	$199,116
Operating income (loss)	(59,748)	26,015	60,556
Net income (loss)	(85,689)	11,136	51,926
Adjusted EBITDA	105,918	66,692	84,701
Adjusted EBITDA margin	36.1%	36.4%	42.5%
Adjusted Free Cash Flow	$58,726	$25,571	$44,197
Adjusted operating income	59,851	34,529	60,556
Adjusted operating margin	20.4%	18.8%	30.4%
Adjusted net income	28,167	16,290	51,926
Basic earnings (loss) per share	$(0.40)	$0.07	$0.32
Diluted earnings (loss) per share	$(0.40)	$0.06	$0.28
Adjusted diluted earnings per share	$0.13	$0.09	$0.28

Note:	The table above includes Non-GAAP measures. Reconciliations for such measures are provided with the statements included in this press release

As of September 30, 2026, the Company had the following total basic shares outstanding:

Common Shares Outstanding	221,971,035
Jones Act Warrants (strike price $0.00001 per share)	103,637,456

Total Basic Shares Outstanding	325,608,491

Note:

As of September 30, 2026, the Company had 10,089,644 of issued and outstanding Jones Act Warrants exercisable into 10.27167 shares of Company common stock at an exercise price of $0.00001 per share, subject to the U.S. citizen determination procedures

Third Quarter 2026 Financial Results

Revenues were $293.3 million for the third quarter of 2026, an increase of $110.0 million compared to $183.3 million for the second quarter of 2026. Operating loss was $(59.7) million, or (20.4)% of revenues, for the third quarter of 2026 compared to operating income of $26.0 million, or 14.2% of revenues, for the sequential quarter. The Company reported a net loss for the third quarter of 2026 of $(85.7) million, or $(0.40) per diluted share, compared to net income of $11.1 million, or $0.06 per diluted share, for the sequential quarter. The Company recorded $119.8 million of merger and integration costs, one-time stock-based compensation expense that was accelerated due to the combination, and $0.2 million of terminated offering costs during the third quarter of 2026, compared to $12.1 million of such costs in the second quarter of 2026. Excluding the impact of these costs, operating income, operating margin, net income and diluted EPS for the third quarter of 2026 would have been $59.9 million, 20.4%, $28.2 million and $0.13 per share, respectively. Excluding the impact of these costs for the sequential quarter, operating income, operating margin, net income and diluted EPS would have been $38.1 million, 20.8%, $16.3 million and $0.09 per share, respectively. Adjusted EBITDA and Adjusted Free Cash Flow for the third quarter of 2026 were $105.9 million and $58.7 million, respectively, compared to $66.7 million and $25.6 million for the second quarter of 2026, respectively. The sequential variances in our financial results are primarily related to the incremental contribution of the legacy Helix operations for the period following the September 1 closing of the merger.

Third Quarter 2026 Segment Results

In connection with the combination, Hornbeck realigned its operations and established a new reportable segment structure. Accordingly, the new segments do not directly correspond to the historical reportable segments of either legacy Hornbeck or legacy Helix.

Marine Transportation & Specialty

Vessel revenues were $141.2 million for the third quarter of 2026, an increase of $5.6 million from $135.6 million in the second quarter of 2026. Non-vessel revenues were $12.3 million for both the current and sequential quarters. This segment operated an average active fleet of 38.5 vessels, compared to 39.7 vessels in the second quarter. Average dayrates increased to $51,959 from $50,882, and active vessel utilization increased to 76.7% from 73.7%. As a result, effective dayrates for the active fleet increased to $39,852 from $37,500. The increases in average dayrates and utilization primarily reflected higher activity among the Company’s high- and ultra-high specification offshore supply vessels and fewer days out of service for regulatory drydockings. Operating income was $42.1 million, or 27.4% of total segment revenues, compared to $42.3 million, or 28.6% of total segment revenues, in the second quarter. Adjusted EBITDA increased to $67.6 million from $66.3 million. The increase in vessel revenues was partially offset by higher vessel operating costs, including crew expenses associated with the timing of regulatory drydockings, and a higher allocation of general and administrative expenses related to the Company’s new segment reporting structure.

Subsea Services

Vessel revenues were $53.3 million for the third quarter of 2026, an increase of $17.8 million from $35.5 million in the second quarter. Non-vessel revenues were $5.0 million, all of which was related to legacy Helix operations following the merger. This segment operated an average of 9.0 vessels, compared with 7.0 vessels in the second quarter, reflecting a full-quarter contribution from seven legacy Hornbeck vessels and a partial-quarter contribution from six legacy Helix vessels, including in-chartered vessels. Average dayrates decreased to $86,024 from $92,377, while utilization increased to 75.2% from 60.3%. Effective dayrates increased to $64,690 from $55,703. The reduction in average dayrates primarily reflected downtime associated with the conversion of a legacy Hornbeck vessel during the quarter. The improvement in utilization primarily reflected higher activity among the legacy Hornbeck vessels. Operating income was $18.1 million, or 31.0% of total segment revenues, compared to $15.2 million, or 42.8% of total segment revenues, in the second quarter. Adjusted EBITDA increased to $25.3 million from $18.7 million. This segment’s third-quarter results included a partial-quarter contribution from the acquired legacy Helix operations.

Well Intervention

Well Intervention was not part of the Company’s historical results and, thus, solely reflects the contribution of the legacy Helix operations from September 1 through September 30, 2026. Vessel and non-vessel revenues for the third quarter of 2026 were $76.6 million and $1.4 million, respectively. The segment operated an average fleet of 2.6 vessels, with average dayrates of $362,162, utilization of 88.1%, and effective dayrates of $319,065. The current-quarter average fleet count reflects a partial-quarter contribution from eight legacy Helix vessels, inclusive of in-chartered vessels. Operating income was $26.0 million, or 33.4% of total segment revenue, and Adjusted EBITDA was $32.4 million.

Integration and Synergies Update

Hornbeck continues to integrate the legacy Hornbeck and Helix businesses and to pursue the revenue and cost synergy opportunities identified in connection with the business combination. These anticipated synergies include corporate efficiencies, procurement and maintenance savings, operating efficiencies, reduced reliance on third-party vessel charters, cross-selling opportunities, improved asset utilization, and integrated service offerings.1

At the time the transaction was announced, the Company identified at least $75 million of annual revenue and cost synergies expected to be realized within three years following the closing of the merger, consisting of $45 million of revenue synergies and $30 million of cost synergies. The Company has implemented actions representing approximately $20 million of expected annualized cost savings and expects to achieve the $30 million annual cost synergy run-rate target within the first year following the combination. The Company is also targeting approximately $15 million of revenue synergies within the first year, with additional opportunities expected from integrated service offerings, asset optimization, expanded services to existing customers and increased exposure to the defense market. The recently announced services agreements with Shell demonstrate the commercial opportunities created by the combined platform and the Company’s ability to provide a broader suite of offshore services to its customers.

Third Quarter 2026 Backlog

As of September 30, 2026, the Company’s contracted revenue backlog2 was approximately $1.9 billion, of which approximately $333.2 million is expected to be recognized during the remainder of 2026, approximately $792.8 million during 2027 and approximately $741.3 million thereafter. Our total backlog is comprised of $667.8 million, $431.5 million and $759.9 million for the Marine Transportation & Specialty, Subsea Services and Well Intervention segments, respectively.

Third Quarter 2026 Liquidity and Capital Resources

As of September 30, 2026, the Company had a cash balance of $471.6 million and $730.6 million of total face value of debt, resulting in net debt of $259.0 million.

In addition, the Company has an undrawn revolving line of credit with a current borrowing base of $125.0 million. Cash plus undrawn capacity under the revolving credit facility is $596.6 million.

Fourth Quarter 2026 and Full Year 2027 Outlook

Based on current backlog, customer commitments and operating plans, Hornbeck expects to achieve Adjusted EBITDA of $90 million to $100 million for the fourth quarter of 2026 and $500 million to $550 million for full-year 2027.

[1]

The amount and timing of synergies actually achieved may differ materially from the Company’s current expectations and may take longer to realize or may not be fully realized. Achievement of the anticipated synergies is subject to integration execution, customer demand, commercial adoption, market conditions, operating activity, employee retention, implementation costs, and other risks and uncertainties, including, but not limited to, those described under “Risk Factors” in the Company’s public filings with the SEC.

[2]

Backlog represents contracted revenue that the Company expects to earn in future periods. The amount and timing of actual revenue recognition may differ from current expectations as a result of customer cancellation and termination rights, contractual options, project delays, changes in project scope, weather, vessel availability, scheduled and unscheduled downtime, mobilizations and other factors. Backlog is not necessarily indicative of future revenue or profitability.

Potter Adams, Executive Vice President and Chief Financial Officer, added, “Our 2027 outlook is supported by contracted backlog, an expanded geographic and service-line footprint, and the anticipated contribution of the combined platform. We remain constructive on the long-term deepwater market and are seeing the benefits of a more diversified business, including exposure to international deepwater activity, subsea services, well intervention, defense and other non-oilfield specialty markets. The guidance range assumes no material contribution from operations outside of our three core reporting segments, incorporates a heavier regulatory drydock schedule weighted toward the first half of the year, and includes approximately $20 million of anticipated cost synergy benefits from actions implemented to date. The guidance also includes an anticipated contribution from the first of our two HOS 400-class MPSV newbuilds following its expected entry into commercial service late in the third quarter 2027. Importantly, our guidance assumes U.S. Gulf of America deepwater drilling activity remains generally consistent with current levels and does not depend on a meaningful increase in activity during the year. We will remain disciplined on pricing, contract quality, duration and full-cycle returns rather than pursuing utilization at the expense of value.”

This guidance range reflects the Company’s current expectations for typical seasonality, project timing, geographic and service-line mix, vessel availability, out-of-service periods for anticipated regulatory drydockings, customer activity and the pace of integration. The Company is unable to provide a reconciliation of forward-looking Adjusted EBITDA guidance to the most directly comparable GAAP measure without unreasonable effort due to the inherent difficulty in forecasting the timing and magnitude of items that have not yet occurred.

Webcast and Conference Call Details

The Company will host a conference call to discuss its third quarter 2026 financial results and recent developments at 9:00 a.m. Eastern (8:00 a.m. Central) tomorrow, November 5, 2026. To participate in the call, dial (412) 902-0003 and ask for the Hornbeck Offshore call at least 10 minutes prior to the start time. To access it live over the Internet, log onto the web at http://www.hornbeckoffshore.com, on the “Investors” homepage of the Company’s website. An archived version of the webcast will be available shortly after the call for a period of 60 days on the “Investors” homepage of the Company’s website. In addition, a telephonic replay will be available through November 19, 2026, and may be accessed by calling (201) 612-7415 and using the passcode 13763345#.

About Hornbeck Offshore Services

Hornbeck is a global offshore services leader, providing innovative and integrated marine and subsea solutions to customers across the deepwater oilfield, defense and renewables industries.

Contacts:

Potter Adams

Executive Vice President and CFO

985-727-6815

ir@hornbeckoffshore.com

Ken Dennard / Alex Harp

Dennard Lascar Investor Relations

713-529-6600

HOS@dennardlascar.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of present or historical fact included in this press release are forward-looking statements. Words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words, and the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements include, but are not limited to, statements regarding: our future performance, our Adjusted EBITDA guidance for the fourth quarter of 2026 and full-year 2027, contracted backlog and the timing of its conversion to revenue, the integration of the Company and the amount and timing of anticipated synergies, the delivery of the MPSV newbuilds, the delivery of new ROV systems, the commencement of awarded contracts, market conditions and outlook. Forward-looking statements are based on current expectations and assumptions and involve known and unknown risks, uncertainties and other important factors, many of which are beyond the company’s control, including, but not limited to, risks related to actions by governments, regulatory authorities, customers, suppliers and partners; market conditions; demand for services; the performance of contracts by suppliers, customers and partners; operating hazards and delays, which includes delays in delivery, chartering or customer acceptance of assets or terms of their acceptance; complexities of global political and economic developments; the impact of general economic conditions, including inflation, on economic activity and on the Company’s operations; the general volatility of oil and natural gas prices and cyclicality of the oil and gas industry and other risks described from time to time in the Company’s filings with the SEC.

Forward-looking statements speak only as of the date they are made. The forward-looking statements in this press release are based upon information available to the company as of the date of this press release and, while the Company believes such information forms a reasonable basis for such statements, these statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements. Actual outcomes may vary materially from those described in these statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the Company’s filings with the SEC. The Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements, other than as may be required by applicable law or regulation.

Hornbeck Offshore Services, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenue:
Vessel revenue	$271,159	$171,026	$186,445	$602,552	$507,582
Non-vessel revenue	22,182	12,229	12,671	46,764	37,963

Total Revenue	$293,341	$183,255	$199,116	$649,316	$545,545
Costs and expenses:
Operating expenses	165,774	98,912	93,437	355,716	280,669
Depreciation expense	20,222	12,231	10,026	44,478	30,016
Amortization expense	19,197	15,332	11,244	47,304	30,209
General and administrative expense	27,492	19,824	22,259	65,722	57,274
Stock-based compensation expense	43,368	3,090	1,737	47,618	5,190
Merger and integration costs	78,980	8,514	—	91,425	—

Total costs and expenses	355,033	157,903	138,703	652,263	403,358

Gain on sale of assets	1,944	663	143	3,586	13,022

Operating income (loss)	(59,748)	26,015	60,556	639	155,209
Other income (expense):
Loss on early extinguishment of debt	—	—	—	—	(67)
Terminated offering costs	(177)	(3,617)	—	(3,794)	—
Foreign currency gain (loss)	(855)	107	(219)	(562)	(148)
Interest expense	(17,423)	(9,174)	(7,665)	(35,856)	(23,594)
Interest income	4,328	1,262	1,357	6,224	3,702
Other income	426	68	—	494	—

Other expense, net	(13,701)	(11,354)	(6,527)	(33,494)	(20,107)

Income (loss) before income taxes	(73,449)	14,661	54,029	(32,855)	135,102
Income tax expense	12,240	3,525	2,103	22,596	8,443

Net income (loss)	$(85,689)	$11,136	$51,926	$(55,451)	$126,659

Basic earnings (loss) per common share	$(0.40)	$0.07	$0.32	$(0.31)	$0.77

Diluted earnings (loss) per common share	$(0.40)	$0.06	$0.28	$(0.31)	$0.69

Weighted average basic shares outstanding	213,236	158,819	164,542	177,090	164,368

Weighted average diluted shares outstanding	213,236	178,886	184,398	177,090	184,164

Hornbeck Offshore Services, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

(in thousands)

	September 30, 2026	December 31, 2025
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$471,551	$54,167
Accounts receivable, net	439,532	164,695
Prepaid expenses	27,211	4,941
Other current assets	107,012	33,206

Total current assets	1,045,306	257,009
Property, plant and equipment, net	1,974,779	754,135
Other assets	686,825	141,643

Total assets	$3,706,910	$1,152,787

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$245,935	$58,251
Accrued payroll and benefits	75,897	24,429
Current maturities of long-term debt, net	40,429	30,259
Other current liabilities	159,246	29,330

Total current liabilities	521,507	142,269
Long-term debt, net	695,730	410,352
Other long-term liabilities	467,111	31,804

Total long-term liabilities	1,162,841	442,156

Total liabilities	1,684,348	584,425

Stockholders’ equity:
Total stockholders’ equity	2,022,562	568,362

Total liabilities and stockholders’ equity	$3,706,910	$1,152,787

Hornbeck Offshore Services, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2026	2025
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(55,451)	$126,659
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion expense	92,092	60,225
Stock-based compensation expense	47,618	5,190
Loss on early extinguishment of debt	—	67
Provision for (recovery of) credit losses	(646)	2,505
Deferred tax expense	6,896	2,355
Amortization of deferred financing costs and debt premium or discount	1,130	1,382
Amortization of deferred contract-specific costs of sales	95	1,951
Gain on sale of assets	(3,586)	(13,022)
Changes in operating assets and liabilities:
Accounts receivable	(42,356)	(22,492)
Deferred recertification costs	(57,408)	(47,853)
Other current and long-term assets	2,345	(10,125)
Accounts payable	11,279	(10,084)
Accrued interest	(12,471)	2,878
Accrued liabilities and other liabilities	(2,331)	(2,669)
Return on investment in unconsolidated subsidiary	(2,000)	—

Net cash provided by (used in) operating activities	(14,794)	96,967

CASH FLOWS FROM INVESTING ACTIVITIES:
Maintenance capital improvements	(16,474)	(15,370)
Growth capital expenditures	(40,996)	(34,771)
Commercial capital expenditures	(20,056)	(33,789)
Non-vessel capital expenditures	(633)	(7,461)
Acquisition of intangible assets	(17,400)	—
Net proceeds from sale of assets	4,142	13,234
Net cash acquired in Merger	637,878	—

Net cash provided by (used in) investing activities	546,461	(78,157)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on second lien term loans due 2033	(22,715)	(1,674)
Prepayment fee on second lien term loans due 2033	—	(67)
Proceeds from first lien revolving credit facility	25,000	—
Repayment of first lien revolving credit facility	(25,000)	—
Deferred financing costs	(351)	(209)
Cash settlement of equity awards	(23,566)
Cash paid for withholding taxes on net share settlements	(62,526)	(1,397)
Principal payments under finance lease obligations	(2,919)	(570)
Other cash flows from financing activities	(21)	(111)

Net cash used in financing activities	(112,098)	(4,028)

Effects of foreign currency exchange rate changes on cash	(610)	1,407

Net increase (decrease) in cash and cash equivalents	418,959	16,189

Cash, cash equivalents and restricted cash at beginning of period	54,167	81,568

Cash, cash equivalents and restricted cash at end of period	$473,126	$97,757

SUPPLEMENTAL DISCLOSURES OF CASH FLOW ACTIVITIES:
Cash paid for interest	$46,957	$29,191

Cash paid for income taxes, net of refunds	$13,455	$14,126

Hornbeck Offshore Services, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations by Segment

(in thousands)

	Three Months Ended September 30, 2026
	Marine Transportation & Specialty	Subsea Services	Well Intervention	Total Reportable Segments	Other	Unallocated Expense	Total
Revenue:
Vessel revenue	$141,223	$53,324	$76,612	$271,159	$—	$—	$271,159
Non-vessel revenue	12,252	5,036	1,388	18,676	3,506	—	22,182

Total revenue	153,475	58,360	78,000	289,835	3,506	—	293,341
Cost and expenses:
Operating expense	86,474	32,110	44,318	162,902	2,872	—	165,774
Depreciation expense	11,220	2,865	5,962	20,047	—	175	20,222
Amortization expense	14,241	4,301	459	19,001	—	196	19,197
General and administrative expense	1,337	975	1,239	3,551	90	23,851	27,492
Stock-based compensation expense	—	—	—	—	—	43,368	43,368
Merger and integration costs	—	—	—	—	—	78,980	78,980

Total cost and expenses	113,272	40,251	51,978	205,501	2,962	146,570	355,033
Gain (loss) on sale of assets	1,911	(8)	—	1,903	41	—	1,944

Operating income (loss)	$42,114	$18,101	$26,022	$86,237	$585	$(146,570)	$(59,748)

	Three Months Ended June 30, 2026
	Marine Transportation & Specialty	Subsea Services	Well Intervention	Total Reportable Segments	Other	Unallocated Expense	Total
Revenue:
Vessel revenue	$135,553	$35,473	$—	$171,026	$—	$—	$171,026
Non-vessel revenue	12,229	—	—	12,229	—	—	12,229

Total revenue	147,782	35,473	—	183,255	—	—	183,255
Cost and expenses:
Operating expense	82,114	16,798	—	98,912	—	—	98,912
Depreciation expense	11,230	1,002	—	12,232	—	—	12,232
Amortization expense	12,829	2,502	—	15,331	—	—	15,331
General and administrative expense	—	—	—	—	—	19,752	19,752
Stock-based compensation expense	—	—	—	—	—	3,090	3,090
Merger and integration costs	—	—	—	—	—	8,514	8,514
Research and development expense	—	—	—	—	—	73	73

Total cost and expenses	106,173	20,303	—	126,476	—	31,429	157,904
Gain (loss) on sale of assets	675	—	—	675	(12)	—	663

Operating income (loss)	$42,284	$15,170	$—	$57,454	$(12)	$(31,429)	$26,014

	Three Months Ended September 30, 2025
	Marine Transportation & Specialty	Subsea Services	Well Intervention	Total Reportable Segments	Other	Unallocated Expense	Total
Revenues:
Vessel revenue	$146,582	$39,863	$—	$186,445	$—	$—	$186,445
Non-vessel revenue	12,671	—	—	12,671	—	—	12,671

Total revenue	159,253	39,863	—	199,116	—	—	199,116
Cost and expenses:
Operating expense	80,605	12,832	—	93,437	—	—	93,437
Depreciation expense	9,065	961	—	10,026	—	—	10,026
Amortization expense	8,666	2,578	—	11,244	—	—	11,244
General and administrative expense	—	—	—	—	—	22,259	22,259
Stock-based compensation expense	—	—	—	—	—	1,737	1,737
Merger and integration costs	—	—	—	—	—	—	—

Total cost and expenses	98,336	16,371	—	114,707	—	23,996	138,703
Gain (loss) on sale of assets	(15)	(3)	—	(18)	—	161	143

Operating income (loss)	$60,902	$23,489	$—	$84,391	$—	$(23,835)	$60,556

Hornbeck Offshore Services, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations by Segment

(in thousands)

	Nine Months Ended September 30, 2026
	Marine Transportation & Specialty	Subsea Services	Well Intervention	Total Reportable Segments	Other	Unallocated Expense	Total
Revenue:
Vessel revenue	$415,525	$110,415	$76,612	$602,552	$—	$—	$602,552
Non-vessel revenue	36,834	5,036	1,388	43,258	3,506	—	46,764

Total revenue	452,359	115,451	78,000	645,810	3,506	—	649,316
Cost and expenses:
Operating expense	245,417	63,109	44,318	352,844	2,872	—	355,716
Depreciation expense	33,480	4,861	5,962	44,303	—	175	44,478
Amortization expense	38,308	8,341	459	47,108	—	196	47,304
General and administrative expense	1,337	975	1,239	3,551	90	62,081	65,722
Stock-based compensation expense	—	—	—	—	—	47,618	47,618
Merger and integration costs	—	—	—	—	—	91,425	91,425

Total cost and expenses	318,542	77,286	51,978	447,806	2,962	201,495	652,263
Gain (loss) on sale of assets	3,552	(4)	—	3,548	38	—	3,586

Operating income (loss)	$137,369	$38,161	$26,022	$201,552	$582	$(201,495)	$639

	Nine Months Ended September 30, 2025
	Marine Transportation & Specialty	Subsea Services	Well Intervention	Total Reportable Segments	Other	Unallocated Expense	Total
Revenue:
Vessel revenue	$406,184	$101,398	$—	$507,582	$—	$—	$507,582
Non-vessel revenue	37,963	—	—	37,963	—	—	37,963

Total revenue	444,147	101,398	—	545,545	—	—	545,545
Cost and expenses:
Operating expense	241,812	38,857	—	280,669	—	—	280,669
Depreciation expense	27,097	2,919	—	30,016	—	—	30,016
Amortization expense	22,649	7,560	—	30,209	—	—	30,209
General and administrative expense	—	—	—	—	—	57,274	57,274
Stock-based compensation expense	—	—	—	—	—	5,190	5,190
Merger and integration costs	—	—	—	—	—	—	—

Total cost and expenses	291,558	49,336	—	340,894	—	62,464	403,358
Gain (loss) on sale of assets	12,808	(3)	—	12,805	—	217	13,022

Operating income (loss)	$165,397	$52,059	$—	$217,456	$—	$(62,247)	$155,209

Hornbeck Offshore Services, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations - Marine Transportation & Specialty Segment

(in thousands, except for %, average vessel counts and amounts per day)

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Marine Transportation & Specialty
Revenue:
Vessel revenue	$141,223	$135,553	$146,582	$415,525	$406,184
Non-vessel revenue	12,252	12,229	12,671	36,834	37,963

Total revenue	$153,475	$147,782	$159,253	$452,359	$444,147
Operating income	$42,114	$42,284	$60,902	$137,369	$165,397
Operating income %	27.4%	28.6%	38.2%	30.4%	37.2%
Adjusted EBITDA	67,575	66,343	78,633	209,157	215,143
Adjusted EBITDA margin %	44.0%	44.9%	49.4%	46.2%	48.4%
Average number of vessels	62.9	63.9	64.0	63.8	64.4
Average number of active vessels	38.5	39.7	41.0	39.2	41.8
Average number of stacked vessels	24.4	24.2	23.0	24.6	22.6
Average utilization rate	47.0%	45.8%	52.3%	46.9%	49.0%
Active utilization rate	76.7%	73.7%	81.7%	76.5%	75.6%
Average dayrate	$51,959	$50,882	$47,593	$50,797	$47,144
Effective dayrate	$24,421	$23,304	$24,891	$23,824	$23,101
Operating expense:
Active vessel opex	$75,840	$72,026	$72,907	$212,917	$216,574
Stacked vessel opex	2,300	1,857	782	8,264	2,821
Non-vessel opex	8,334	8,231	6,916	24,236	22,417

	$86,474	$82,114	$80,605	$245,417	$241,812
Active vessel opex per vessel day	$21,412	$19,937	$19,329	$19,896	$18,979
Stacked vessel opex per vessel day	$1,024	$843	$370	$1,231	$457
Out-of-service time for vessel recertification activities (in days)	15	183	164	381	562

Hornbeck Offshore Services, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations - Subsea Services Segment

(in thousands, except for %, average vessel counts and amounts per day)

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Subsea Services
Revenue:
Vessel revenue	$53,324	$35,473	$39,863	$110,415	$101,398
Non-vessel revenue	5,036	—	—	5,036	—

Total revenue	58,360	35,473	39,863	115,451	101,398
Operating income	18,101	15,170	23,489	38,161	52,059
Operating income %	31.0%	42.8%	58.9%	33.1%	51.3%
Adjusted EBITDA	25,267	18,675	27,028	51,363	62,538
Adjusted EBITDA margin %	43.3%	52.6%	67.8%	44.5%	61.7%
Average number of vessels	9.0	7.0	7.0	7.7	7.0
Average number of active vessels	9.0	7.0	7.0	7.7	7.0
Average utilization rate	75.2%	60.3%	68.5%	61.4%	59.0%
Average dayrate	$86,024	$92,377	$90,411	$86,068	$89,941
Effective dayrate	$64,690	$55,703	$61,932	$52,846	$53,065
Operating expense:
Active vessel opex	$29,430	$16,768	$12,830	$60,394	$38,840
Non-vessel opex	2,680	30	2	2,715	17

	$32,110	$16,798	$12,832	$63,109	$38,857
Active vessel opex per vessel day	$35,716	$26,323	$19,923	$28,883	$20,324
Out-of-service time for vessel recertification activities (in days)	—	35	52	95	52

Hornbeck Offshore Services, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations - Well Intervention Segment

(in thousands, except for %, average vessel counts and amounts per day)

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Well Intervention
Revenue:
Vessel revenue	$76,612	$—	$—	$76,612	$—
Non-vessel revenue	1,388	—	—	1,388	—

Total revenue	78,000	—	—	78,000	—
Operating income	26,022	—	—	26,022	—
Operating income %	33.4%	0.0%	0.0%	33.4%	0.0%
Adjusted EBITDA	32,443	—	—	32,443	—
Adjusted EBITDA margin %	41.6%	0.0%	0.0%	41.6%	—
Average number of vessels	2.6	—	—	0.9	—
Average number of active vessels	2.6	—	—	0.9	—
Average utilization rate	88.1%	0.0%	0.0%	88.1%	0.0%
Average dayrate	$362,162	$—	$—	$362,162	$—
Effective dayrate	$319,065	$—	$—	$319,065	$—
Operating expense:
Active vessel opex	$43,791	$—	$—	$43,791	$—
Non-vessel opex	527	—	—	527	—

	$44,318	$—	$—	$44,318	$—
Active vessel opex per vessel day	$182,461	$—	$—	$182,461	$—
Out-of-service time for vessel recertification activities (in days)	—	—	—	—	—

Non-GAAP Financial Measures

This press release contains certain financial measures not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including, but not limited to, Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Diluted Earnings per Share and net debt. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the historical financial results of Helix and Hornbeck or the financial results of the combined company. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the presentation of these measures may not be comparable to similarly titled measures used by other companies. The Company prepares Adjusted Operating Income and Adjusted Net Income and Adjusted Diluted Earnings per Share by eliminating the impact of several non-recurring items not considered indicative of Hornbeck’s on-going performance. Like Adjusted EBITDA and Adjusted Free Cash Flow, the Company believes these measures help identify underlying trends that could otherwise be masked by the effect of the non-recurring items we exclude in the measure.

The Company believes the non-GAAP financial measures contained in this press release provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. However, these non-GAAP financial measures are subject to inherent uncertainty and reflect the exercise of judgments by the Company’s management about which items of expense and income are excluded or included in determining these non-GAAP financial measures. Please refer to the following tables for additional information about the items of expense and income that are included in determining the non-GAAP financial measures for historical periods contained in this press release and for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure. The Company is unable to provide a reconciliation of forward-looking Adjusted EBITDA guidance to the most directly comparable GAAP measure without unreasonable effort due to the inherent difficulty in forecasting the timing and magnitude of items that have not yet occurred.

Hornbeck Offshore Services, Inc. and Subsidiaries

Unaudited Non-GAAP Measures and Reconciliation

(in thousands, except for %)

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Reconciliation of Adjusted EBITDA and Adjusted Free Cash Flow:
Net income (loss)	$(85,689)	$11,136	$51,926	$(55,451)	$126,659
Interest expense	17,423	9,174	7,665	35,856	23,594
Income tax expense	12,240	3,525	2,103	22,596	8,443
Depreciation	20,222	12,231	10,026	44,478	30,016
Amortization	19,197	15,332	11,244	47,304	30,209
Loss on early extinguishment of debt	—	—	—	—	67
Stock-based compensation expense	43,368	3,090	1,737	47,618	5,190
Merger and integration costs	78,980	8,514	—	91,425	—
Terminated offering costs	177	3,617	—	3,794	—
Research and development expense	—	73	—	86	—

Adjusted EBITDA	$105,918	$66,692	$84,701	$237,706	$224,178

Cash paid for deferred drydocking charges	(12,892)	(20,917)	(15,141)	(57,408)	(47,853)
Cash paid for maintenance capital improvements	(4,446)	(4,178)	(4,859)	(16,474)	(15,370)
Cash paid for non-vessel capital expenditures	(149)	(160)	(7,178)	(633)	(7,461)
Cash paid for interest	(25,470)	(10,970)	(10,790)	(46,957)	(29,191)
Cash paid for income taxes, net of refunds	(4,235)	(4,896)	(2,536)	(13,455)	(14,126)

Adjusted Free Cash Flow	$58,726	$25,571	$44,197	$102,779	$110,177

Adjusted Free Cash Flow conversion	55.4%	38.3%	52.2%	43.2%	49.1%
Revenues	$293,341	$183,255	$199,116	$649,316	$545,545
Adjusted EBITDA margin	36.1%	36.4%	42.5%	36.6%	41.1%

Hornbeck Offshore Services, Inc. and Subsidiaries

Unaudited Non-GAAP Measures and Reconciliation by Segment

(in thousands, except for %)

	Three Months Ended September 30, 2026
	Marine Transportation & Specialty	Subsea Services	Well Intervention		Total Reportable Segments	Other	Unallocated Expense	Total
Reconciliation of Adjusted EBITDA:
Operating income (loss)	$42,114	$18,101		$26,022	$86,237	$585	$(146,570)	$(59,748)
Interest Income	—	—		—	—	—	4,328	4,328
Depreciation expense	11,220	2,865		5,962	20,047	—	175	20,222
Amortization expense	14,241	4,301		459	19,001	—	196	19,197
Stock-based compensation expense	—	—		—	—	—	43,368	43,368
Merger and integration costs	—	—		—	—	—	78,980	78,980
Research and development expense	—	—		—	—	—	—	—
Other	—	—		—	—	—	(429)	(429)

Adjusted EBITDA	$67,575	$25,267	$32,443		$125,285	$585	$(19,952)	$105,918

Revenues	$153,475	$58,360		$78,000	$289,835	$3,506		$293,341
Adjusted EBITDA margin	44.0%	43.3%		41.6%	43.2%	16.7%		36.1%

Hornbeck Offshore Services, Inc. and Subsidiaries

Unaudited Non-GAAP Measures and Reconciliation by Segment

(in thousands, except for %)

	Three Months Ended June 30, 2026
	Marine Transportation & Specialty	Subsea Services	Well Intervention	Total Reportable Segments	Other	Unallocated Expense	Total
Reconciliation of Adjusted EBITDA:
Operating income (loss)	$42,284	$15,170	$—	$57,454	$(11)	$(31,429)	$26,014
Interest Income	—	—	—	—	—	1,262	1,262
Depreciation expense	11,230	1,002	—	12,232	—	—	12,232
Amortization expense	12,829	2,502	—	15,332	—	—	15,332
Stock-based compensation expense	—	—	—	—	—	3,090	3,090
Merger and integration costs	—	—	—	—	—	8,514	8,514
Research and development expense	—	—	—	—	—	73	73
Other	—	—	—	—	—	175	175

Adjusted EBITDA	$66,343	$18,675	$—	$85,017	$(11)	$(18,315)	$66,692

Revenues	$147,782	$35,473		$183,255			$183,255
Adjusted EBITDA margin	44.9%	52.6%		46.4%			36.4%

	Three Months Ended September 30, 2025
	Marine Transportation & Specialty	Subsea Services	Well Intervention	Total Reportable Segments	Other	Unallocated Expense	Total
Reconciliation of Adjusted EBITDA:
Operating income (loss)	$60,902	$23,489	$—	$84,391	$—	$(23,835)	$60,556
Interest Income	—	—	—	—	—	1,357	1,357
Depreciation expense	9,065	961	—	10,026	—	—	10,026
Amortization expense	8,666	2,578	—	11,244	—	—	11,244
Stock-based compensation expense	—	—	—	—	—	1,737	1,737
Merger and integration costs	—	—	—	—	—	—	—
Research and development expense	—	—	—	—	—	—	—
Other	—	—	—	—	—	(219)	(219)

Adjusted EBITDA	$78,633	$27,028	$—	$105,661	$—	$(20,960)	$84,701

Revenues	$159,253	$39,863		$199,116			$199,116
Adjusted EBITDA margin	49.4%	67.8%		53.1%			42.5%

	Nine Months Ended September 30, 2026
	Marine Transportation & Specialty	Subsea Services	Well Intervention	Total Reportable Segments	Other	Unallocated Expense	Total
Reconciliation of Adjusted EBITDA:
Operating income (loss)	$137,369	$38,161	$26,022	$201,552	$582	$(201,495)	$639
Interest Income	—	—	—	—	—	6,224	6,224
Depreciation expense	33,480	4,861	5,962	44,303	—	175	44,478
Amortization expense	38,308	8,341	459	47,108	—	196	47,304
Stock-based compensation expense	—	—	—	—	—	47,618	47,618
Merger and integration costs	—	—	—	—	—	91,425	91,425
Research and development expense	—	—	—	—	—	86	86
Other	—	—	—	—	—	(68)	(68)

Adjusted EBITDA	$209,157	$51,363	$32,443	$292,963	$582	$(55,839)	$237,706

Revenues	$452,359	$115,451	$78,000	$645,810	$3,506		$649,316
Adjusted EBITDA margin	46.2%	44.5%	41.6%	45.4%	16.6%		36.6%

	Nine Months Ended September 30, 2025
($ in thousands)	Marine Transportation & Specialty	Subsea Services	Well Intervention	Total Reportable Segments	Other	Unallocated Expense	Total
Reconciliation of Adjusted EBITDA:
Operating income (loss)	$165,397	$52,059	$—	$217,456	$—	$(62,247)	$155,209
Interest Income	—	—	—	—	—	3,702	3,702
Depreciation expense	27,097	2,919	—	30,016	—	—	30,016
Amortization expense	22,649	7,560	—	30,209	—	—	30,209
Stock-based compensation expense	—	—	—	—	—	5,190	5,190
Merger and integration costs	—	—	—	—	—	—	—
Research and development expense	—	—	—	—	—	—	—
Other	—	—	—	—	—	(148)	(148)

Adjusted EBITDA	$215,143	$62,538	$—	$277,681	$—	$(53,503)	$224,178

Revenues	$444,147	$101,398		$545,545			$545,545
Adjusted EBITDA margin	48.4%	61.7%		50.9%			41.1%

Hornbeck Offshore Services, Inc. and Subsidiaries

Unaudited Non-GAAP Measures and Reconciliation

(in thousands, except for % and per share data)

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
Reconciliation of Adjusted operating income:
Operating income (loss)	$(59,748)	$26,015	$60,556
Adjustments:
Merger and integration costs	78,980	8,514	—
Merger-related stock-based compensation expense	40,619	—	—

Total adjustments	119,599	8,514	—

Adjusted operating income	$59,851	$34,529	$60,556

Total revenue	$293,341	$183,255	$199,116
Adjusted operating margin	20.4%	18.8%	30.4%

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
Reconciliation of Adjusted net income:
Net income (loss)	$(85,689)	$11,136	$51,926
Adjustments
Merger and integration costs	78,980	8,514	—
Merger-related stock-based compensation expense	40,619	—	—
Terminated offering costs	177	3,617	—
Merger-related discrete tax items	(5,920)	(6,977)	—

Total adjustments	113,856	5,154	—

Adjusted net income	$28,167	$16,290	$51,926

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
Reconciliation of Adjusted diluted earnings per share:
Diluted earnings (loss) per common share	$(0.40)	$0.06	$0.28
Adjustments
Merger and integration costs	0.37	0.05	—
Merger-related stock-based compensation expense	0.19	—	—
Terminated offering costs	0.00	0.02	—
Merger-related discrete tax items	(0.03)	(0.04)	—

Total adjustments	0.53	0.03	—

Adjusted diluted earnings per share	$0.13	$0.09	$0.28